UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018 (April 6, 2018)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2018, GlyEco, Inc. (the “Company”) commenced a private placement (the “Private Placement”) of up to $2,500,000 million (the “Maximum Offering Amount) in principal amount of 10% Unsecured Promissory Notes (the “Notes”) and common stock purchase warrants (the “Warrants”) to purchase up to 12,500,000 shares of the Company’s common stock, par value $0.0001 per shares (the “Common Stock”) pursuant to a Subscription Agreement (the “Subscription Agreement”) by and among the Company and each prospective investor. Each of the Notes will mature thirteen (13) months from their issuance date (each a “Maturity Date”). The Private Placement will continue until the earlier of (a) the date upon which subscriptions for the Maximum Offering Amount have been received and accepted by the Company or (b) April 30, 2018, unless terminated at an earlier time by the Company, or unless extended by the Company in its sole discretion, without notice to or consent by prospective investors, to a date not later than May 15, 2018.

The Company closed the initial tranche of the Private Placement on April 6, 2018, with two (2) institutional investors (the “Institutional Investors” and each an “Institutional Investor”), for an aggregate principal amount of $1,000,000 of Notes (the “Institutional Notes”) and Warrants to purchase an aggregate of 5,000,000 shares of Common Stock (the “Institutional Warrants”).

The Company closed a subsequent tranche of the Private Placement on April 10, 2018, with one of its directors, Charles F. Trapp (“Trapp”; and together with the Institutional Investors, the “Initial Investors” and each an “Initial Investor”), with respect to a Note with a principal amount of $50,000 (the “Trapp Note”; and together with the Institutional Notes, the “Initial Notes” and each an “Initial Note”) and a Warrant to purchase 250,000 shares of Common Stock (the “Trapp Warrant”; and together with the Institutional Warrants, the “Initial Warrants”).

The proceeds from the purchase of all Notes and Warrants will be used primarily for working capital and general corporate purposes. The Initial Notes and Initial Warrants were issued pursuant to the Subscription Agreement, by and among the Company and each Initial Investor.

Pursuant to the Subscription Agreement, the minimum purchase that may be made by a prospective investor is $50,000. Additionally, in the event that subsequent to April 6, 2018, any prospective investor(s) (the “Prospective Investors”) offers different terms with respect to the Notes and Warrants (the “New Terms”), and each investor who has previously been issued Notes and Warrants, including the Initial Investors, deem such New Terms more favorable, then the Company agrees that all Notes or Warrants issued prior to the subscription by the Prospective Investors shall be amended and modified to reflect such New Terms. The Subscription Agreement further provides that the Company and all investors, including the Initial Investors, agree and acknowledge that any Notes issued pursuant to the Subscription Agreement shall rank pari passu with all other Notes.

The Initial Notes bear interest at a rate of 10% per annum and shall be payable on the relevant Maturity Date along with the principal amount of the Initial Notes, plus any liquidated damages and other amounts due under the Initial Notes. At any time after issuance of the Institutional Notes or the Trapp Note, the Company may deliver to such investor a notice of prepayment with respect to any portion of the principal amount of the relevant Initial Note, and any accrued and unpaid interest thereon. Upon the occurrence of an event of default under the Initial Notes, the Company must repay to the Initial Investors a 125% premium of the outstanding principal amount of the Initial Notes and accrued and unpaid interest thereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of the Initial Notes.

The Initial Warrants are exercisable to purchase up to an aggregate of 5,250,000 shares of Common Stock (the “Initial Warrant Shares”; and together with the Initial Notes and the Initial Warrants, the “Initial Securities”) commencing on the date of issuance at an exercise price of $0.05 per share (the “Exercise Price”). The Initial Warrants will expire on the third (3rd) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. An Initial Investor does not have a right to exercise its respective Initial Warrants to the extent that such exercise would result in such Initial Investor being the beneficial owner in excess of 4.99% (or, upon election of such Initial Investor, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The foregoing does not purport to be a complete description of the Subscription Agreement, the Notes, and the Warrants, and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 4.1, and 4.2, receptively, to this Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Initial Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each Initial Investor which included, in pertinent part, that each such Initial Investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each Institutional Investor that (i) such Initial Investor is acquiring its respective Initial Securities for its own account for investment and not for the account of any other person and not with a view to or for distribution or resale in connection with any distribution within the meaning of the Securities Act, (ii) such Initial Investor agrees not to sell or otherwise transfer its respective Initial Securities unless such Initial Securities are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such Initial Investor has knowledge and experience in financial and business matters such that such Initial Investor is capable of evaluating the merits and risks of an investment in its respective Initial Securities, (iv) such Initial Investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such Initial Investor is able to bear the economic risk of an investment in its respective Initial Securities and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Initial Securities issued in reliance upon Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of 10% Unsecured Promissory Note
Exhibit 4.2	Form of Common Stock Purchase Warrant
Exhibit 10.1	Form of Subscription Agreement, by and among the Company and each of the signatories thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2018

GlyEco, Inc.

By:	/s/ Ian Rhodes
Name:	Ian Rhodes
Title:	Chief Executive Officer